Exhibit 99.1

XTI Aerospace Reports Second Quarter 2026 Results

MIAMI, October 20, 2026 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace,” “XTI,” or the “Company”), an aerospace and advanced technology platform and parent company of Drone Nerds, LLC, (“Drone Nerds”), a leading drone solutions platform serving commercial, enterprise and government customers, today announced financial results for its second quarter ended June 30, 2026, and provided an update on the Company’s outlook for 2026.

2026 Second Quarter Highlights (Inpixon results excluded and reflected in discontinued operations):

●	Revenue of $32.4 million

●	Gross profit of $5.6 million

●	Gross profit as a percentage of revenue of approximately 17%

“Demand for enterprise drone solutions continues to build across enterprise and government buyers and, as one of the nation’s leading enterprise drone providers, we believe we are well positioned to capitalize on that opportunity,” said Jeremy Schneiderman, XTI Aerospace’s Interim Chief Executive Officer. “My focus is on building a disciplined organization, spending carefully, and executing consistently. Importantly, the leadership team, sales organization and technical experts who built this business remain in place and are committed to supporting our customers across public safety, government, energy, infrastructure, agriculture and commercial markets.”

“While we are navigating a dynamic regulatory environment, including Section 232 tariffs that took effect on September 3 and other pending drone-related regulations, our team remains focused on accelerating growth by strengthening our product offerings, increasing our marketing investments, and maintaining disciplined expense management. This is an exciting new chapter for the Company and while we are taking a prudent view towards our full-year outlook, we remain confident in our ability to drive improved performance and deliver sustainable growth.”

Updated 2026 Financial Outlook and Guidance:

●	Full year 2026 revenue of $125 million to $130 million

●	Full year 2026 gross profit as a percentage of revenue of 17 percent to 19 percent

The Company’s outlook assumes, among other things, continued access to its asset-based credit facility and no material further changes in tariff policy, and is subject to the risks described below under “Cautionary Statement Regarding Forward-Looking Statements.

2026 Second Quarter and Recent Events:

●	Announced the addition of the XREAL xbx a01+, a lightweight pair of augmented reality (“AR”) screen-casting glasses, to Drone Nerds’ product lineup

●	Entered a partnership with DBOX to expand access to autonomous drone docking solutions across the U.S. public safety and government markets through Drone Nerds’ enterprise solutions portfolio

●	Dr. Allan Evans appointed as Chairman of the Board of Directors, and Jeremy Schneiderman appointed as Interim CEO, further enhancing the Company’s expertise in the U.S. enterprise drone market

●	Completion of the internal review of matters relating to the Company’s former Chief Executive Officer and related corporate governance matters by a committee of independent directors, assisted by independent counsel, concluding that no financial misstatements were identified.

Liquidity and Reduction of Corporate Expenses

As of June 30, 2026, the Company had $7.2 million of unrestricted cash and cash equivalents and $9.1 million of remaining availability on the borrowing base under its credit facility at Drone Nerds.

During the second quarter the Company took significant action to reduce its corporate and ADS headcount and related compensation, to consolidate its office footprint, and to terminate non-core consulting, vendor and software contracts. On a preliminary basis, average monthly operating cash outflows of the Company’s ADS and corporate operations (excluding Drone Nerds) during the third quarter were approximately $1.1 million per month, down approximately 42% from the second quarter, and 62% from the first quarter.

As of September 30, 2026 on a preliminary basis the Company had $5.1 million of unrestricted cash and cash equivalents. The Company continues to reduce its monthly cash burn, resulting in an expected transition to positive net cash provided by operating activities during the fourth quarter of 2026.

Unaudited Supplemental Combined Financial Information

For purposes of this release, references to “supplemental combined” financial information refer to the unaudited supplemental combined financial information described below.

The Company has provided unaudited supplemental financial information of the combined company in this press release. The following financial information combines XTI and Drone Nerds historical operating results as if the businesses had been operated together on a combined basis during prior periods. This financial information is intended to illustrate the current operating footprint of the Company following the acquisition of Drone Nerds and divestiture of the Company’s Industrial IoT / Real-Time Location Systems business.

The unaudited supplemental combined financial information is not “pro forma” financial information as that term is used in Article 11 of Regulation S-X. The unaudited supplemental combined financial information was not prepared in accordance with Article 11 of Regulation S-X and differs from the unaudited pro forma condensed combined financial information included in the Current Report on Form 8-K/A filed with the SEC on February 9, 2026 (the “Pro Forma 8-K Filing”), which was prepared in accordance with Article 11 of Regulation S-X and presented the year ended December 31, 2024 and the nine months ended September 30, 2025, which includes the 2025 periods shown in this press release, but did not present those periods separately. The unaudited supplemental combined financial information was not prepared in accordance with Article 11 of Regulation S-X and is presented for illustrative purposes to assist investors in understanding the operational performance of the combined business, timing and operational impact of the acquisition, and integration of the combined business, and should not be considered a substitute for the pro forma financial information included in the Company’s prior filings prepared in accordance with Article 11 of Regulation S-X.

Consequently, the unaudited supplemental combined financial information is intentionally different from, but does not supersede, the pro forma financial information set forth in the Pro Forma 8-K Filing or the pro forma financial information set forth in the Company’s most recent annual report on Form 10-K.

In addition, the unaudited supplemental combined financial information does not purport to indicate the results that actually would have been obtained had the companies been operated together during the periods presented, or which may be realized in the future. The unaudited supplemental combined financial information has no impact on XTI’s or Drone Nerds’ previously reported consolidated balance sheets or statements of operations, cash flows or equity.

XTI Aerospace, Inc. and Subsidiaries
Pro Forma(1) Combined Financial Data
(Unaudited)

	For the Three Months Ended June 30,
(in thousands, except percentages)	2026 (Actual) Amount	2025 (Pro Forma) Amount	$ Change	% Change
Revenues	$32,449	$25,130	$7,319	29%
Gross profit	5,643	6,047	(404)	(7)%
Gross profit %	17.4%	24.1%	(6.7)%	(28)%
Net loss from continuing operations	(850)	(13,267)	12,417	(94)%

(1)	For information on unaudited supplemental combined financial information presented, see the section titled “Unaudited Supplemental Combined Financial Information” in this press release.

The unaudited supplemental combined financial information excludes non-recurring transaction-related costs associated with the Drone Nerds acquisition.

Conference Call

The Company will not host a conference call in conjunction with its second quarter results. It currently plans to resume conference calls with the issuance of its third quarter 2026 results.

About XTI Aerospace, Inc.

XTI Aerospace, Inc. (“XTI”) (Nasdaq: XTIA) is focused on building a leading platform for commercial and government drone adoption in the growing unmanned aircraft systems (“UAS”) industry. Through its subsidiary, Drone Nerds, LLC, XTI supports enterprise and government customers in sectors including public safety, agriculture, construction, and energy across the drone program lifecycle, from hardware sourcing and deployment to training, service, repair, and the proprietary Always Flying™ program. Its established U.S. customer base and reputation as a trusted solutions provider position the company as a go-to-market partner for drone manufacturers and software developers seeking to scale in the domestic market.

For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Forward-looking statements may be identified by words such as “believe,” “continue,” “could,” “would,” “will,” “expect,” “intend,” “plan,” “target,” “estimate,” “project,” or similar expressions. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks include, but are not limited to, the Company’s ability to obtain a waiver of the existing cross-defaults under its asset-based credit facility and to restructure or repay its acquisition-related promissory notes before the limited waiver period expires, which may occur on ten days’ notice from the noteholders and in any event no later than December 31, 2026, the risk that its lender declines to make further advances or accelerates outstanding borrowings, substantial doubt about the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on Nasdaq, the impact of Section 232 tariffs and other trade measures; pending regulatory inquiries and proceedings relating to its Anzu Robotics subsidiary; potential conflicts of interest arising from its Interim Chief Executive Officer’s economic interest in the holders of its acquisition-related notes, market adoption, regulatory requirements, supply chain conditions, technological development, integration of the acquired businesses, the Company’s liquidity and ability to access additional capital on acceptable terms or at all, the Company’s negative stockholders’ equity and the sufficiency of its capital resources, and changes in applicable laws or regulations, customer demand variability and seasonal purchasing patterns, the Company’s ability to achieve projected gross margins and operating cost reductions, working capital timing and inventory management, the outcome of pending legal proceedings involving the Company and its subsidiaries, the Company’s ability to maintain relationships with key suppliers, restrictions and covenants under the Company’s ABL credit facility, risks related to the wind-down of the Company’s ADS division and the development of its ATM division, which has not generated revenues, and the potential for significant non-cash charges related to changes in the fair value of warrant liabilities as well as the other risks and uncertainties described in the Company’s filings with the SEC. The Company’s financial outlook and other projections in this press release are based on management’s current expectations and assumptions and are particularly subject to these risks. XTI undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law. Readers are encouraged to review the risk factors described in XTI’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings.

Contacts:

General inquiries:

Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact

Investor Relations:

IR@xtiaerospace.com

XTI Aerospace, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$32,449	$—	$60,145	$—
Cost of Revenues	26,806	—	49,356	—
Gross Profit	5,643	—	10,789	—
Operating Expenses
Research and development	577	1,380	1,774	2,504
Sales and marketing	1,975	934	4,338	1,209
General and administrative	11,855	3,474	23,601	10,270
Merger and acquisition transaction costs	90	—	90	—
Amortization of intangible assets	228	8	458	16
Total Operating Expenses	14,725	5,796	30,261	13,999
Loss from Operations	(9,082)	(5,796)	(19,472)	(13,999)
Other Income (Expense)
Interest expense, net	(148)	(1)	(302)	(218)
Loss on extinguishment of debt	—	—	—	(421)
Warrant issuance expense	—	(3,779)	—	(5,795)
Change in fair value of warrant liability	8,413	(5,934)	(13,034)	(5,431)
Other	(33)	(5)	212	(349)
Total Other Income (Expense)	8,232	(9,719)	(13,124)	(12,214)
Loss from Continuing Operations Before Income Taxes	(850)	(15,515)	(32,596)	(26,213)
Income tax (expense) benefit	—	(9)	—	6
Net Loss from Continuing Operations, net of tax	(850)	(15,524)	(32,596)	(26,207)
Loss from operations of discontinued component, inclusive of tax	(1,600)	(5,334)	(4,852)	(7,523)
Net loss	(2,450)	(20,858)	(37,448)	(33,730)
Net income attributable to noncontrolling interest	304	—	576	—
Net Loss Attributable to XTI Aerospace, Inc.	(2,754)	(20,858)	(38,024)	(33,730)
Less: Preferred stock dividends	—	—	42	29
Net Loss Attributable to Common Stockholders	$(2,754)	$(20,858)	$(38,066)	$(33,759)
Net Loss Per Share - Basic and Diluted:
Continuing operations	$(0.03)	$(2.18)	$(0.90)	$(4.98)
Discontinued operations	$(0.04)	$(0.75)	$(0.13)	$(1.43)
Net loss per share	$(0.07)	$(2.93)	$(1.03)	$(6.41)
Weighted Average Shares Outstanding, Basic and Diluted	38,476,439	7,121,837	36,857,677	5,263,609

Net loss per share from continuing and discontinued operations is calculated based on net loss attributable to common stockholders. Preferred stock dividends and deemed dividends are allocated to continuing and discontinued operations on a proportional basis.

XTI Aerospace, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of June 30, 2026	As of December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$7,214	$16,696
Accounts receivable, net	13,170	12,093
Inventories	19,092	15,400
Prepaid expenses and other current assets	5,864	3,989
Current assets of discontinued operations	—	3,645
Total Current Assets	45,340	51,823
Property and equipment, net	401	385
Operating lease right-of-use asset, net	1,511	2,965
Intangible assets, net	8,879	9,338
Goodwill	11,544	11,544
Note receivable	4,286	—
Other assets	879	403
Non-current assets of discontinued operations	—	4,788
Total Assets	$72,840	$81,246
Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$2,590	$5,212
Accrued expenses and other current liabilities	7,738	6,556
Customer deposits	1,916	3,071
Warrant liability	56,482	22,561
Operating lease obligation, current	630	550
Note payable-related party	450	—
Acquisition-related promissory note-related party	4,431	7,931
Asset-based revolving line of credit	8,760	—
Income tax payable	1,241	—
Current liabilities of discontinued operations	—	1,722
Total Current Liabilities	84,238	47,603
Note payable-related party	—	450
Operating lease obligation, noncurrent	909	2,427
Non-current liabilities of discontinued operations	—	322
Total Liabilities	85,147	50,802
Commitments and Contingencies
Mezzanine Equity
Representative and placement agent warrants, net of issuance costs	2,701	2,701
Stockholders’ Equity (Deficit)
Preferred Stock	—	—
Series 4 Convertible Preferred Stock	—	—
Series 5 Convertible Preferred Stock	—	—
Series 9 Convertible Preferred Stock	—	—
Series 10 Convertible Preferred Stock	—	21,793
Common Stock	38	33
Additional paid-in capital	174,720	157,354
Accumulated other comprehensive income	—	881
Accumulated deficit	(200,347)	(162,323)
Total Stockholders’ Equity (Deficit)	(25,589)	17,738
Noncontrolling interest	10,581	10,005
Total Equity (Deficit)	(15,008)	27,743
Total Liabilities, Mezzanine Equity and Equity (Deficit)	$72,840	$81,246

XTI Aerospace, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2026	2025
Cash Flows Used in Operating Activities
Net loss	$(37,448)	$(33,730)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	110	68
Amortization of intangible assets	458	152
Amortization of right-of-use asset	390	76
Non-cash interest (income) expense, net	(206)	145
Stock-based compensation	8,619	1,177
Impairment of goodwill	—	4,049
Impairment of intangible assets	—	631
Loss on extinguishment of debt	—	421
Warrant issuance expense	—	5,795
Change in fair value of warrant liability	13,034	5,431
Loss on sale of Inpixon Business	831	—
Other income	(250)	—
Other	257	(291)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	203	401
Inventories	(3,673)	(4)
Prepaid expenses and other current assets	(1,582)	(264)
Other assets	(19)	362
Accounts payable	(2,648)	(1,814)
Related party payables	—	(51)
Accrued expenses and other current liabilities	2,256	(4,838)
Customer deposits	(980)	376
Operating lease obligation	(360)	(75)
Net Cash Used in Operating Activities	(21,008)	(21,983)
Cash Flows Used in Investing Activities
Purchase of property and equipment	(170)	(103)
Net cash paid on disposal of the Inpixon Business	(694)	—
Net Cash Used in Investing Activities	(864)	(103)
Cash Flows Provided by Financing Activities
Proceeds from the exercise of liability classified warrants	7,927	3,771
Payment of offering costs and commissions in connection with exercise of liability classified warrants	(488)	—
Net proceeds from sale of common stock and pre-funded warrants via public offerings	—	36,396
Net proceeds from ATM stock offering	—	1,667
Redemption of Series 9 preferred stock	—	(1,427)
Borrowings on asset-based revolving line of credit	45,008	—
Repayment of borrowings on asset-based revolving line of credit	(36,248)	—
Payment of debt issuance costs	(565)	—
Repayments of promissory notes-related party	(3,500)	(2,719)
Net Cash Provided by Financing Activities	12,134	37,688
Effect of Foreign Exchange Rate on Changes on Cash	33	339
Net (Decrease) Increase in Cash and Cash Equivalents	(9,705)	15,941
Cash and Cash Equivalents - Beginning of period	16,919	4,105
Cash and Cash Equivalents - End of period	$7,214	$20,046